Exhibit 99.1

PFSweb Reports Second Quarter 2022 Results

- PFS Operations Service Fee Equivalent Revenue Increased 13% Y-o-Y, Driven by Ongoing Demand Strength Across Core Verticals -

ALLEN, Texas – August 8, 2022 – PFSweb, Inc. (NASDAQ: PFSW) (the “Company"), a global commerce services company, today reported results for the second quarter ended June 30, 2022.

“We maintained our momentum as a fulfillment-oriented business during the second quarter, performing at high levels for clients across our core verticals of health and beauty, fashion and apparel, jewelry, and consumer packaged goods,” said Mike Willoughby, CEO of PFSweb. “Our PFS Operations service fee equivalent revenue increased 13% year-over-year, driven by continued strong fulfillment demand among both new and existing clients. From a gross margin perspective, we began implementing contracted price arrangements to help offset wage inflation impacts. Additionally, we have continued to work toward re-allocating client support activities to more cost- effective operations and further optimizing our overall cost structure. We believe these measures will help us operate with greater profitability as macroeconomic conditions evolve. As we progress into the second half of 2022, we remain focused on further supporting our client growth and driving value for our shareholders through improved financial performance, as well as our ongoing strategic alternatives review process.”

Q2 2022 Summary vs. Q2 2021

Results and comparisons reflect the classification of LiveArea as a discontinued operation; all comparisons are to the comparable period in 2021.

•Total revenues increased 6% to $64.6 million.
•PFS Operations service fee equivalent (SFE) revenue (a non-GAAP measure defined and reconciled below) increased 13% to $45.3 million.
•PFS Operations service fee gross margin, excluding certain LiveArea-related activity, was 21% compared to 25%.
•Net loss from continuing operations was $4.5 million or $(0.20) per share, compared to net loss from continuing operations of $4.5 million or $(0.21) per share.
•Consolidated adjusted EBITDA from continuing operations (a non-GAAP measure defined and reconciled below) improved to $(0.4) million compared to $(1.7) million.
•PFS Operations adjusted EBITDA from continuing operations (a non-GAAP measure defined and reconciled below) increased 28% to $4.7 million compared to $3.6 million.

Q2 2022 Operational Highlights

•Recorded 10 bookings worth an estimated $11 million in annual contract value (ACV), comprising new North American fulfillment engagements, as well as existing client expansions for fulfillment and order management.
•For the first and second quarter of 2022 combined, net new clients accounted for 82% of recorded ACV compared to 68% for the same period in 2021.

Zach Thomann, COO of PFSweb, commented: “Through the second quarter, consumer demand has remained strong within our core verticals, particularly among luxury brands and retailers. Despite macroeconomic recessionary pressures—as well as slowing consumer spending patterns noted among major big-box and eCommerce retailers—many luxury brand customers have maintained or even increased their usual purchase volumes. Amid these trends, we have continued to experience equally strong pipeline demand for our services from our existing clients, as well as from new clients and prospects, adding 10 bookings worth an estimated $11 million in ACV during the second quarter. Our new client additions also carry a higher average ACV, with 82% of our bookings ACV coming from net new clients in the first half of this year. As branded manufacturers and their customers seek a tailored and convenient commerce experience, our high-touch, branded approach and multi-node fulfillment strategy make us well-positioned to support our current partners and continue growing our client base.

“We have also continued to make solid progress with expanding the reach and capabilities of our fulfillment footprint as we look to continue leveraging our multi-node fulfillment strategy and enhance our operational efficiency to support additional client growth. Our second Las Vegas fulfillment center remains on track to open within approximately one month, and we believe this additional capacity will strengthen our multi-node infrastructure for our West Coast clients. In fact, given our new client growth through the first half of this year, we currently expect the second Las Vegas facility to reach over 75% utilization by year-end. Subsequent to the quarter, we announced the initial deployment of Vimaan’s innovative inventory management technology using drones at one of our Memphis facilities, which we believe will enhance the accuracy and traceability of our clients’ product inventory. As we continue to optimize our fulfillment operations, our focus on innovation and agility remains at the core of our initiatives.”

2022 Outlook

PFSweb is maintaining its previously stated 2022 financial outlook, which targets 2022 PFS Operations annual SFE revenue growth in the range of 5% to 10%. The Company remains optimistic that it can achieve SFE revenue growth at the upper end of this targeted range, driven by expected continued organic growth from current clients, strong bookings and a robust sales pipeline. PFSweb also continues to target 2022 estimated PFS Operations pro forma standalone adjusted EBITDA percentage of service fee revenue to be within the range of 8% to 10%.

Strategic Alternatives Process

The Company continues to work with its financial advisor, Raymond James, on a review of a full range of strategic alternatives for its PFSweb business. As previously disclosed, PFSweb has also concluded its obligations to Merkle under a Transition Services Agreement as of April 2022.

The Company does not currently have a specific timeline for the completion of its strategic review process, and it does not intend to comment further regarding the review process unless or until a specific transaction is approved by its Board of Directors, the review process is concluded, or it has otherwise determined that further disclosure is appropriate or required by law.

Conference Call

PFSweb will conduct a conference call today, August 8, at 5:00 p.m. Eastern time to discuss its results for the second quarter ended June 30, 2022.

PFSweb management will host the conference call, followed by a question-and-answer period.

Date: Monday, August 8, 2022
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)
Toll-free dial-in number: (800) 715-9871
International dial-in number: (646) 307-1963
Conference ID: 7345539

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website at www.ir.pfsweb.com.

A replay of the conference call will be available after 9:00 p.m. Eastern time on the same day through August 22, 2022.

Toll-free replay number: (800) 770-2030
International replay number: (609) 800-9909
Replay ID: 7345539

Forward-Looking Information

This press release contains forward-looking information under the Private Securities Litigation Reform Act of 1995 and is subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. You can identify these forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “potential,” “project,” “seek,” “strive,” “predict,” “continue,” “target,” “estimate”, and other similar expressions. These forward-looking statements involve risks and uncertainties and may include assumptions as to how we may perform in the future, the impact of the COVID-19 pandemic on our business and results of operations, and global economic conditions. Although we believe the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee these expectations will actually be achieved. The Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and our quarterly reports on Form 10-Q identify certain factors that could cause actual results to differ materially from those projected in any forward-looking statements made and investors are advised to review the periodic reports of the Company and the Risk Factors described therein.

The Company undertakes no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.

Financial Statement Presentation Matters

The LiveArea segment has been presented as a discontinued operation for all periods presented in this news release.

Non-GAAP Financial Measures
This news release contains certain non-GAAP measures, including non-GAAP net income (loss) from continuing operations, earnings before interest, income taxes, depreciation and amortization (EBITDA) from continuing operations, adjusted EBITDA from continuing operations and service fee equivalent revenue.

Non-GAAP net income (loss) from continuing operations represents net income (loss) from continuing operations calculated in accordance with U.S. GAAP as adjusted for the impact of non-cash stock-based compensation expense, restructuring and other costs.

EBITDA from continuing operations represents earnings (or losses) before interest, income taxes, depreciation, and amortization. Adjusted EBITDA from continuing operations further eliminates the effect of stock-based compensation, as well as restructuring and other costs.

Non-GAAP net income (loss) from continuing operations, EBITDA from continuing operations, adjusted EBITDA from continuing operations and service fee equivalent revenue are used by management, analysts, investors and other interested parties in evaluating our operating performance compared to that of other companies in our industry. The calculation of non-GAAP net income (loss) eliminates the effect of stock-based compensation, restructuring and other costs, and EBITDA from continuing operations and adjusted EBITDA from continuing operations further eliminate the effect of financing, remaining income taxes and the accounting effects of capital spending, which items may vary from different companies for reasons unrelated to overall operating performance. Service fee equivalent (SFE) revenue allows client contracts with similar operational support models but different financial models to be combined as if all contracts were being operated on a service fee revenue basis.

The Company has presented non-GAAP financial measures for the PFS Operations business including total Direct contribution, EBITDA, adjusted EBITDA and service fee equivalent (SFE) revenue which include adjustments for certain LiveArea related revenue activity and unallocated corporate costs. Such measures are reconciled below.

The Company believes these non-GAAP measures provide useful information to both management and investors by focusing on certain operational metrics and excluding certain expenses in order to present its core operating performance and results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

About PFS

PFS, the business unit of PFSweb, Inc. (NASDAQ: PFSW) is a premier eCommerce order fulfillment provider. We facilitate each operational step of an eCommerce order in support of DTC and B2B retail brands and specialize in health & beauty, fashion & apparel, jewelry, and consumer packaged goods. Our scalable solutions support customized pick/pack/ship services that deliver on brand ethos with each order. A proven order management platform, as well as high-touch customer care, reinforce our operation. With 20+ years as an industry leader, PFS is the BPO of choice for brand-centric companies and household brand names, such as L’Oréal USA, Champion, Pandora, Shiseido Americas, Kendra Scott, the United States Mint, and many more. The Company is headquartered in Allen, TX with additional locations around the globe. For more information, visit www.pfscommerce.com or ir.pfsweb.com for investor information.

Investor Relations:
Cody Slach and Jackie Keshner
Gateway Group, Inc.
1-949-574-3860
PFSW@gatewayir.com

PFSWEB, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share Data)

	Unaudited June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$148,171	$152,332
Restricted cash	—	214
Accounts receivable, net of allowance for doubtful accounts of $507 and $867 at June 30, 2022 and December 31, 2021, respectively	49,550	78,024
Inventories, net of reserves of $0 and $57 at June 30, 2022 and December 31, 2021, respectively	—	3,133
Other receivables	7,849	7,005
Prepaid expenses and other current assets	6,930	7,244
Total current assets	212,500	247,952
Property and equipment, net	19,434	19,315
Operating lease right-of-use assets, net	31,133	35,371
Goodwill	21,438	22,218
Other assets	1,666	1,610
Total assets	$286,171	$326,466
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$27,257	$36,450
Accrued expenses	21,571	31,643
Current portion of operating lease liabilities	9,584	10,104
Current portion of finance lease obligations	98	222
Deferred revenue	2,949	4,391
Total current liabilities	61,459	82,810
Finance lease obligations, less current portion	54	89
Deferred revenue, less current portion	571	833
Operating lease liabilities, less current portion	25,714	30,393
Other liabilities	2,663	2,565
Total liabilities	90,461	116,690

Commitments and Contingencies

Shareholders' equity:
Preferred stock, $1.00 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value; 35,000,000 shares authorized; 22,676,595 and 22,131,546 issued and 22,643,128 and 22,098,079 outstanding at June 30, 2022 and December 31, 2021, respectively	22	21
Additional paid-in capital	177,008	177,511
Retained earnings	21,732	33,522
Accumulated other comprehensive loss	(2,927)	(1,153)
Treasury stock at cost, 33,467 shares	(125)	(125)
Total shareholders’ equity	195,710	209,776
Total liabilities and shareholders’ equity	$286,171	$326,466

PFSWEB, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(In Thousands, Except Per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Service fee revenue	$45,234	$43,009	$90,765	$88,529
Product revenue, net	122	4,492	3,319	8,800
Pass-through revenue	19,278	13,598	37,037	24,474
Total revenues	64,634	61,099	131,121	121,803
Costs of Revenues:
Cost of service fee revenue	35,645	31,863	72,137	65,393
Cost of product revenue	104	4,284	3,055	8,370
Cost of pass-through revenue	19,278	13,598	37,037	24,474
Total costs of revenues	55,027	49,745	112,229	98,237
Gross profit	9,607	11,354	18,892	23,566
Selling, general and administrative expenses	14,077	15,678	30,505	28,609
Loss from operations	(4,470)	(4,324)	(11,613)	(5,043)
Interest (income) expense, net	(151)	333	(145)	708
Loss from continuing operations before income taxes	(4,319)	(4,657)	(11,468)	(5,751)
Income tax expense (benefit), net	184	(155)	502	124
Net loss from continuing operations	(4,503)	(4,502)	(11,970)	(5,875)

Income (loss) from discontinued operations before income taxes	180	(590)	180	(1,410)
Income tax expense, net	—	2,528	—	2,557
Income (loss) from discontinued operations	180	(3,118)	180	(3,967)

Net loss	$(4,323)	$(7,620)	$(11,790)	$(9,842)

Basic loss per share
Loss from continuing operations per share	$(0.20)	$(0.21)	$(0.53)	$(0.28)
Income (loss) from discontinued operations per share	0.01	(0.15)	0.01	(0.19)
Basic loss per share	$(0.19)	$(0.36)	$(0.52)	$(0.47)
Diluted loss per share
Loss from continuing operations per share	$(0.20)	$(0.21)	$(0.53)	$(0.28)
Income (loss) from discontinued operations per share	0.01	(0.15)	0.01	(0.19)
Diluted loss per share	$(0.19)	$(0.36)	$(0.52)	$(0.47)
Weighted average number of shares outstanding:
Basic	22,650	21,166	22,547	21,221
Diluted	22,650	21,166	22,547	21,221
Comprehensive loss:
Net loss	$(4,323)	$(7,620)	$(11,790)	$(9,842)
Foreign currency translation adjustment	(1,267)	46	(1,774)	(309)
Total comprehensive loss	$(5,590)	$(7,574)	$(13,564)	$(10,151)

EBITDA from continuing operations	$(2,748)	$(2,477)	$(7,936)	$(1,186)
Adjusted EBITDA from continuing operations	$(361)	$(1,660)	$(732)	$(734)

PFSWEB, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Certain Non-GAAP Items to GAAP
(In Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss from continuing operations	$(4,503)	$(4,502)	$(11,970)	$(5,875)
Income tax expense (benefit), net	184	(155)	502	124
Interest (income) expense, net	(151)	333	(145)	708
Depreciation and amortization	1,722	1,847	3,677	3,857
EBITDA from continuing operations	(2,748)	(2,477)	(7,936)	(1,186)
Gross margin on LiveArea activity (1)	—	(1,324)	—	(2,592)
Stock-based compensation	577	1,781	1,316	2,398
Restructuring and other costs	1,810	360	5,888	646
Adjusted EBITDA from continuing operations	$(361)	$(1,660)	$(732)	$(734)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss from continuing operations	$(4,503)	$(4,502)	$(11,970)	$(5,875)
Stock-based compensation	577	1,781	1,316	2,398
Restructuring and other costs	1,810	360	5,888	646
Non-GAAP net loss from continuing operations	$(2,116)	$(2,361)	$(4,766)	$(2,831)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Total revenues from continuing operations	$64,634	$61,099	$131,121	$121,803
Pass-through revenue	(19,278)	(13,598)	(37,037)	(24,474)
Cost of product revenue	(104)	(4,284)	(3,055)	(8,370)
Service fee revenue related to LiveArea activity (1)	—	(3,283)	—	(6,372)
Service fee equivalent revenues from continuing operations	$45,252	$39,934	$91,029	$82,587

(1) In completing the discontinued operations presentation, certain LiveArea revenues, costs of revenues and gross profit related to client contracts that were not fully transferred to contracts directly operating under the LiveArea operating entities as of the August 2021 transaction date were maintained by PFSweb as part of the continuing operations presentation. As of the LiveArea transaction date, future activities of certain contracts where we have subcontracted services to LiveArea are expected to be recorded as pass-through revenue and pass-through costs, for as long as such contracts continue to be maintained directly through PFSweb.

PFSWEB, INC. AND SUBSIDIARIES
UNAUDITED NON-GAAP OPERATING INFORMATION
(In Thousands)

The following table represents the financial information for PFS Operations for the three and six months ended June 30, 2022 and 2021 excluding certain unallocated corporate costs and certain non-continuing revenues and expenses.

	Three Months Ended June 30,		Six Months Ended June 30,
PFS Operations (Non-GAAP)	2022	2021	2022	2021
Revenues:
Service fee revenue	$45,234	$43,009	$90,765	$88,529
Product revenue, net	122	4,492	3,319	8,800
Pass-through revenue	19,278	13,598	37,037	24,474
Service fee revenue related to LiveArea activity (1)	—	(3,283)	—	(6,372)
Total revenues	64,634	57,816	131,121	115,431
Costs of Revenues:
Cost of service fee revenue	35,645	31,863	72,137	65,393
Cost of product revenue	104	4,284	3,055	8,370
Cost of pass-through revenue	19,278	13,598	37,037	24,474
Cost of service fee revenue related to LiveArea activity (1)	—	(1,959)	—	(3,780)
Total costs of revenues	55,027	47,786	112,229	94,457
Gross profit	9,607	10,030	18,892	20,974
Direct operating expenses (2)	7,109	9,080	14,566	16,309
Direct contribution	2,498	950	4,326	4,665
Depreciation and amortization (3)	1,677	1,722	3,656	3,607
Stock-based compensation (4)	228	602	357	754
Restructuring and other costs (5)	253	360	598	646
Adjusted EBITDA	$4,656	$3,634	$8,937	$9,672

Total Revenues	$64,634	$57,816	$131,121	$115,431
Pass-through revenue	(19,278)	(13,598)	(37,037)	(24,474)
Cost of product revenue	(104)	(4,284)	(3,055)	(8,370)
Service fee equivalent revenue	$45,252	$39,934	$91,029	$82,587

(1) In completing the discontinued operations presentation, certain LiveArea revenues, costs of revenues and gross profit related to client contracts that were not fully transferred to contracts directly operating under the LiveArea operating entities as of the August 2021 transaction date were maintained by PFSweb as part of the continuing operations presentation. As of the LiveArea transaction date, future activities of certain contracts where we have subcontracted services to LiveArea are expected to be recorded as pass-through revenue and pass-through costs, for as long as such contracts continue to be maintained directly through PFSweb.
(2) Direct operating expenses for PFS Operations exclude unallocated corporate costs included in consolidated selling, general and administrative expense of $7.0 million and $6.6 million for the three months ended June 30, 2022 and 2021, respectively, and $15.9 million and $12.3 million for the six months ended June 30, 2022 and 2021, respectively.
(3) Depreciation and amortization for PFS Operations exclude depreciation and amortization applicable to unallocated corporate costs included in consolidated selling, general and administrative expense of approximately $0.0 million and $0.1 million for the three months ended June 30, 2022 and 2021, respectively, and $0.0 million and $0.3 million for the six months ended June 30, 2022 and 2021, respectively.
(4) Stock based compensation for PFS Operations exclude stock-based compensation applicable to unallocated corporate costs included in consolidated selling, general and administrative expense of $0.3 million and $1.2 million for the three months ended June 30, 2022 and 2021, respectively, and $1.0 million and $1.6 million for the six months ended June 30, 2022 and 2021, respectively.

(5) Restructuring and other costs for PFS Operations exclude restructuring and other costs applicable to unallocated corporate costs included in consolidated selling, general and administrative expense of $1.6 million and $0.0 million for the three months ended June 30, 2022 and 2021, respectively, and $5.3 million and $0.0 million for the six months ended June 30, 2022 and 2021, respectively.